Exhibit 99.1



                Cosi, Inc. Reports 2008 Third Quarter Results

DEERFIELD, IL, November 06, 2008 -- Cosi, Inc. (NASDAQ: COSI), the premium convenience restaurant company, today reported a net loss for the third quarter ended September 29, 2008 of $(3,095,000), or $(.08) per basic and diluted common share, compared with a net loss of $(3,002,000), or $(.08) per basic and diluted common share, for the 2007 third quarter. The 2007 third quarter included a one-time gain of $692,000, or approximately $.02 per basic and diluted common share, related to a settlement received for an insurance claim. Excluding the effect of one-time items, Cosi's 2008 third quarter results improved by 16.2% over its 2007 third quarter results. Cosi also reduced its operating loss in the third quarter of 2008 compared with the year-earlier period by approximately 14.3%, to $(3,148,000) from $(3,674,000).

Cosi's total revenues for the 2008 third quarter grew 0.3% on a quarter over quarter basis, to $34,930,000 from $34,837,000 in the 2007 third quarter. Total revenues in the 2007 third quarter included $900,000 of net sales related to five company-owned restaurants that were closed subsequent to the 2007 third quarter and thus did not contribute to Cosi's 2008 third quarter results.

"The difficult economy puts a premium on efficiency, and we continue to sharpen our operating disciplines while developing new initiatives to meet our guests' needs and drive sales and margin growth in coming quarters," said James Hyatt, President and Chief Executive Officer. "We are pleased by the new franchise openings since the end of the third quarter, and by the continued interest in Cosi among our franchise partners."

Separately, Cosi reported that Robert Merritt, a Cosi director since 2005, its former Interim Chief Executive Officer, and the former longtime Chief Financial Officer of Outback Steakhouse, has been named Cosi's Chairman. He succeeds William D. Forrest, who is leaving the Board after more than five years of leadership as Cosi's Chairman in order to focus on his other professional responsibilities. "Bill's leadership and contributions to Cosi have been invaluable, and he leaves with our sincere gratitude and good wishes. We are fortunate to have a seamless governance transition to Bob Merritt, who Bill recruited to Cosi's board and who knows Cosi and our industry inside and out," said Mr. Hyatt.

2008 Third Quarter Financial Performance and Restaurant Economics

Continued growth in franchise fees and royalties, combined with Cosi's pricing actions in the first half of the year, helped the Company offset the impact of the difficult consumer environment and the aforementioned loss of sales from restaurants closed since the end of the 2007 third quarter. During the 2008 third quarter franchise fees and royalties increased by 56% to $955,000 from $611,000 in the prior year's quarter, driven in part by a $200,000 increase in royalties. Restaurant net sales in the 2008 third quarter declined by 0.7% to $33,975,000 from $34,226,000 in the 2007 third quarter, while company-owned comparable restaurant sales grew by 0.1% compared to the third quarter 2007.

Despite the slight decline in restaurant net sales in the quarter, Cosi was able to modestly increase restaurant cash flow margin rate to 12.8% of restaurant net sales from 12.5% in the prior year's third quarter. Cosi reduced the cost of food and beverages by 130 basis points as a percentage of restaurant net sales, and reported an 80 basis point improvement in labor and related benefits costs on a quarter over quarter basis. These gains were largely offset, however, by a 180 basis point increase in occupancy and other restaurant operating expenses as a percentage of restaurant net sales, due primarily to sharply higher utility costs as well as higher property costs compared to the year-ago period.

Cosi again reduced its general and administrative expenses, both on an absolute basis and as a percentage of total revenues. General and administrative expenses in the 2008 third quarter were $5,429,000, or 15.5% of total revenues, compared with $5,849,000, or 16.8% of total revenues, in the 2007 third quarter.

Cosi reported that as of September 29, 2008 cash, cash equivalents, and short-term investments were $6,179,000. Total stockholders' equity was $27,341,000.

Development Performance

Cosi ended the 2008 third quarter with a total of 144 locations consisting of 101 Company-owned locations and 43 franchised locations. During the 2008 third quarter, Cosi closed one underperforming company-owned restaurant.

Subsequent to the end of the 2008 third quarter, seven new franchised Cosi restaurants have opened, including one located in the United Arab Emirates
(UAE). Year-to-date, one new company-owned restaurant and 17 franchised restaurants have opened during fiscal 2008, including four franchised restaurants in the UAE.

Teleconference and Webcast Information

Cosi will host a teleconference and webcast at 5:00 p.m. Eastern Time today to discuss its results for the 2008 third quarter.

To participate in the teleconference, investors and analysts are invited to call
(866) 356-4441 in the U.S., or (617) 597-5396 outside of the U.S., and reference participant code 48601552. The conference call will also be webcast simultaneously by accessing http://investors.getcosi.com/.

A replay will be available following the call until 12:00 AM ET on November, 13, 2008. To access the replay, call (888) 286-8010 in the U.S., or (617) 801-6888 outside of the U.S., and reference the code 30321497.

About Cosi, Inc.

Cosi (http://www.getcosi.com) is a national premium convenience restaurant chain that has developed featured foods built around a secret, generations-old recipe for crackly crust flatbread. This artisan bread is freshly baked in front of customers throughout the day in open flame stone hearth ovens prominently located in each of the restaurants. Cosi's warm and urbane atmosphere is geared towards its sophisticated, upscale, urban and suburban guests. There are currently 101 Company-owned and 50 franchise restaurants operating in eighteen states, the District of Columbia and the United Arab Emirates. The Cosi vision is to become America's favorite premium convenience restaurant by providing customers authentic, innovative, savory food while remaining an affordable luxury.

The Cosi menu features Cosi sandwiches, freshly tossed salads, melts, soups, Cosi bagels, flatbread pizzas, S'mores, snacks and other desserts, and a wide range of coffee and coffee-based drinks and other specialty beverages. Cosi restaurants are designed to be welcoming and comfortable with an eclectic environment. Cosi's sights, sounds, and spaces create a tasteful, relaxed ambience that provides a fresh and new dining experience.

"Cosi," "Cosi (w/hearth design)," "Simply Good Taste" and related marks are registered trademarks of Cosi, Inc.

Copyright 2008 Cosi, Inc. All rights reserved.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward-looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the cost of our principal food products and supply and delivery shortages or interruptions; labor shortages or increased labor costs; changes in consumer preferences and demographic trends; expansion into new markets including foreign markets; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; cost effective and timely planning, design and build-out of restaurants; our ability to attract and retain qualified franchisees; the availability and cost of additional financing, both to fund our existing operations and to open new restaurants; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; the reliability of our customer and market studies; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required governmental approvals and permits; our ability to create customer awareness of our restaurants in new markets; market saturation due to new restaurant openings; inadequate protection of our intellectual property; the impact that the deterioration of the credit markets may have on franchisees to obtain financing to acquire, expand or operate franchises; the impact that the volatility and deterioration of the credit markets may have on our access to capital and on our results of operations; adverse weather conditions which impact customer traffic at our restaurants and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

Additional information is available on the company's website at http://www.getcosi.com in the investor relations section.

                                                        Cosi, Inc.
                                                Consolidated Balance Sheets
                                      As of September 29, 2008 and December 31, 2007
                                 (dollars in thousands, except share and per share data)

                                                                              September 29, 2008       December 31, 2007
                                                                             ---------------------   ----------------------
(Unaudited) (Note 1)
Assets
Current assets:
     Cash and cash equivalents                                                            $ 6,179                  $ 6,309
     Accounts receivable, net                                                                 862                      658
     Inventories                                                                            1,008                    1,045
     Prepaid expenses and other current assets                                              2,570                    3,796
     Assets held for sale                                                                       -                      122
     Assets of discontinued operations                                                          -                       35
                                                                             ---------------------   ----------------------
               Total current assets                                                        10,619                   11,965

Furniture and fixtures, equipment and leasehold improvements, net                          37,408                   42,477
Intangibles, security deposits and other assets, net                                        1,904                    1,970
                                                                             ---------------------   ----------------------
               Total assets                                                              $ 49,931                 $ 56,412
                                                                             =====================   ======================

Liabilities and Stockholders' Equity
Current liabilities:
     Accounts payable                                                                     $ 1,914                  $ 2,106
     Accrued expenses                                                                      10,540                    9,014
     Deferred franchise revenue                                                               509                      783
     Current liabilities of discontinued operations                                            12                      285
     Current portion of other long-term liabilities                                           428                      465
                                                                             ---------------------   ----------------------
               Total current liabilities                                                   13,403                   12,653

     Deferred franchise revenue                                                             2,391                    2,730
     Other long-term liabilities, net of current portion                                    6,796                    7,183
                                                                             ---------------------   ----------------------
               Total liabilities                                                           22,590                   22,566
                                                                             ---------------------   ----------------------

Commitments and contingencies

Stockholders' equity:
     Common stock - $.01 par value; 100,000,000 shares authorized,
     41,016,755 and 41,047,985 shares issued, respectively                                    410                      411
     Additional paid-in capital                                                           276,535                  275,187
     Treasury stock, 239,543 shares at cost                                                (1,198)                  (1,198)
     Accumulated deficit                                                                 (248,406)                (240,554)
                                                                             ---------------------   ----------------------
               Total stockholders' equity                                                  27,341                   33,846
                                                                             ---------------------   ----------------------
               Total liabilities and stockholders' equity                                $ 49,931                 $ 56,412
                                                                             =====================   ======================

The accompanying notes are an integral part of these consolidated financial statements.

                                                     Cosi, Inc.
                                        Consolidated Statements of Operations
                               (dollars in thousands, except share and per share data)

                                                     Three Months Ended                       Nine Months Ended
                                                       September 29,        October 1,          September 29,       October 1,
                                                            2008               2007                 2008               2007
                                                     ------------------- -----------------    ------------------ ------------------
                                                        (Unaudited)         (Unaudited)          (Unaudited)         (Unaudited)
Revenues:
Restaurant net sales                                           $ 33,975          $ 34,226             $ 102,641           $ 99,959
Franchise fees and royalties                                        955               611                 2,203              1,448
                                                     ------------------- -----------------    ------------------ ------------------
       Total revenues                                            34,930            34,837               104,844            101,407
                                                     ------------------- -----------------    ------------------ ------------------

Costs and expenses:
Cost of food and beverage                                         7,611             8,099                23,408             23,161
Restaurant labor and related benefits                            11,540            11,913                34,557             34,638
Occupancy and other restaurant operating expenses                10,485             9,924                30,169             28,588
                                                     ------------------- -----------------    ------------------ ------------------
                                                                 29,636            29,936                88,134             86,387
General and administrative expenses                               5,429             5,849                16,537             17,971
Depreciation and amortization                                     2,152             2,283                 6,319              6,550
Restaurant pre-opening expenses                                       -                56                   100                637
Provision for losses on asset impairments
    and disposals                                                   800               365                 1,067              1,310
Closed store costs (benefit)                                          6               (62)                   53                200
Lease termination expense                                            55                84                   298                277
                                                     ------------------- -----------------    ------------------ ------------------
       Total costs and expenses                                  38,078            38,511               112,508            113,332
                                                     ------------------- -----------------    ------------------ ------------------

       Operating loss                                            (3,148)           (3,674)               (7,664)           (11,925)

Interest income                                                      18               105                    90                449
Interest expense                                                     (2)               (2)                   (5)                (6)
Other Income                                                         37               716                    39                716
                                                     ------------------- -----------------    ------------------ ------------------
       Loss from continuing operations                           (3,095)           (2,855)               (7,540)           (10,766)
Discontinued operations:
       Loss from discontinued operations                              -              (147)                 (312)            (3,842)
                                                     ------------------- -----------------    ------------------ ------------------

       Net loss                                                $ (3,095)         $ (3,002)             $ (7,852)         $ (14,608)
                                                     =================== =================    ================== ==================

Per Share Data:
    Loss per share, basic and diluted
       Continuing operations                                    $ (0.08)          $ (0.07)              $ (0.19)           $ (0.27)
       Discontinued operations                                      $ -           $ (0.01)              $ (0.01)           $ (0.10)
                                                     ------------------- -----------------    ------------------ ------------------
       Net loss                                                 $ (0.08)          $ (0.08)              $ (0.20)           $ (0.37)
                                                     =================== =================    ================== ==================

    Weighted average shares outstanding:                     40,103,956        39,613,931            40,021,556         39,179,557
                                                     =================== =================    ================== ==================

The accompanying notes are an integral part of these consolidated financial statements.

Cosi, Inc.
Systemwide Restaurants

                                                                 For the Three Months Ended
                                                  September 29, 2008                            October 1, 2007
                                        -----------------------------------------    -----------------------------------------
                                         Company-                                    Company-
                                           Owned        Franchise      Total           Owned        Franchise       Total
                                        ------------    ----------- -------------    ------------   -----------  -------------
Restaurants at beginning of period              102             43           145             113 (a)        22            135
New restaurants opened                            -              -             -               1             6              7
Restaurants permanently closed                    1              -             1               7             1              8
                                        ------------    ----------- -------------    ------------   -----------  -------------
Restaurants at end of period                    101             43           144             107 (b)        27            134
                                        ============    =========== =============    ============   ===========  =============

(a) Includes nine locations that are classified as discontinued operations (b) Includes three locations that are classified as discontinued operations


                                                                 For the Nine Months Ended
                                                   September 29, 2008                            October 1, 2007
                                        -----------------------------------------    -----------------------------------------
                                          Company-                                    Company-
                                            Owned       Franchise      Total            Owned       Franchise       Total
                                        ------------    ----------- -------------    ------------   -----------  -------------
Restaurants at beginning of period              107  (b)        34           141             110 (a)        13            123
New restaurants opened                            1             10            11               5            15             20
Restaurants permanently closed                    7              1             8               8             1              9
                                        ------------    ----------- -------------    ------------   -----------  -------------
Restaurants at end of period                    101             43           144             107 (b)        27            134
                                        ============    =========== =============    ============   ===========  =============

(a) Includes nine locations that are classified as discontinued operations (b) Includes three locations that are classified as discontinued operations